Exhibit 99.1

NI Stockholders Approve Transaction with Emerson

AUSTIN, Texas – June 29, 2023 – NI (Nasdaq: NATI) (“NI” or the “Company”) announced that at NI’s Special Meeting of Stockholders (the “Special Meeting”) held earlier today, the Company’s stockholders voted to adopt the proposed Agreement and Plan of Merger (the “merger agreement”), whereby NI will be acquired by Emerson (NYSE: EMR). As previously announced, under the terms of the merger agreement, NI stockholders will receive $60 per share in cash for every share of NI common stock they own immediately prior to the effective time of the merger.

“Today’s vote by our stockholders validates our belief that this transaction represents the best outcome for all NI stakeholders,” said Eric Starkloff, NI's Chief Executive Officer. “We thank our stockholders for their support and look forward to accelerating our position as a leading provider of software-connected automated test and measurement systems in this next chapter as part of Emerson."

The proposed transaction is expected to close in the first half of Emerson’s fiscal year 2024, subject to the completion of customary closing conditions. The final voting results of the Special Meeting will be set forth in a Form 8-K filed with the U.S. Securities and Exchange Commission following certification by NI’s inspector of election.

Advisors

BofA Securities is serving as exclusive financial advisor to NI and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

About NI

At NI, we bring together people, ideas and technology so forward thinkers and creative problem solvers can take on humanity's biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are subject to risks and uncertainties.  These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “believe,” “expect,” “plan,” “may,” “could,” “will,” “intend to,” “project,” “predict,” “anticipate,” “continue,” “seek to,” “strive to,” “endeavor to,” “are committed to,” “remain committed to,” “focus on,” “are encouraged by,” “remain cautious,” “remain optimistic” or “estimate”; statements of “goals,” “initiatives,” “commitments,” “strategy”, “focus” or “visions”; or other variations thereof or comparable terminology or the negative thereof.  All forward-looking statements are based on current expectations and projections of future events.  We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not guarantees of performance and actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors which could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties include without limitation: the global shortage of key components; effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems or cyber-attacks on our systems; the dependency of our product revenue on certain industries and the risk of contractions in such industries; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management, technical personnel and operational employees; our ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our restructuring activities; our exposure to large orders; our shift to more system orders; our ability to effectively manage our operating expenses and meet budget; fluctuations in our financial results due to factors outside of our control; our outstanding debt; the interest rate risk associated with our variable rate indebtedness; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; provisions in charter documents and Delaware law that delay or prevent our acquisition; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could cause the parties to terminate the merger agreement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of our common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company.  The Company directs readers to its Form 10-K for the year ended December 31, 2022 and the other documents it files with the SEC for other risks associated with the Company’s future performance.  These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.  All information in this press release is as of the date above.  The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

National Instruments, NI and ni.com and Engineer Ambitiously are trademarks of National Instruments Corporation. Other product and company names listed are trademarks or trade names of their respective companies. (NATI-F)

Contacts:

Investor Relations
Marissa Vidaurri
Vice President, Investor Relations, NI
512-773-0856
marissa.vidaurri@NI.com

Media
John Christiansen / Pete Siwinski / Danya Al-Qattan
FGS Global
NI@fgsglobal.com